EXHIBIT (3)(ii)


Bylaws of the Company, as amended

The bylaws of the Company are hereby incorporated by reference from the Company's Form 8-K filed with the Commission on September 14, 1992.

Amendments to the Bylaws of the Company were adopted on October 21, 1992 and February 3, 1993 and are hereby incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal years ended July 31, 1992 and 1994, respectively.